SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                              December 20, 2000
                                Date of Report
                      (Date of Earliest Event Reported)

                            PACIFIC WEBWORKS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                              1760 Fremont Drive
                          Salt Lake City, Utah 84104
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

      NEVADA                      000-26731          87-0627910
(State or other         (Commission File Number)    (I.R.S. Employer
jurisdiction of                                     Identification No.)
incorporation)

ITEM 5:OTHER EVENTS

Form S-4 Registration Statement Effective

     The Securities and Exchange Commission has granted acceleration of the effective date of the Pacific WebWorks, Inc. registration statement on Form S-4 which was filed with the SEC on December 1, 2000. The Form S-4, as amended, will become effective as of 10 a.m. Eastern time, Wednesday, December 20, 2000. As a result, the Pacific WebWorks common shares to be issued in the stock-for-stock exchange by which Pacific WebWorks intends to acquire Logio, Inc. will be registered shares under the Securities Act of 1933.

     Currently, Pacific WebWorks is working with Logio to complete the necessary steps to consummate Pacific WebWorks' acquisition of Logio. Logio plans to hold a special meeting of its stockholders on January 31, 2001 to approve and adopt the acquisition agreement between Logio and Pacific WebWorks. Upon Logio stockholder approval, the companies expect to complete the exchange and the acquisition of Logio by Pacific WebWorks.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific WebWorks, Inc.



         /s/ Christian Larsen                             12/20/00
By: _______________________________________     Date: _____________________
      Christian Larsen, President,
      CEO and Director